Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

Offer by HT Acquisition, Inc.

to Exchange Each Outstanding Share of Common Stock

of

ENDOCARE, INC.

for

$1.35 in Cash

or

0.7764 of a Share of Common Stock of HealthTronics, Inc.

subject to adjustment and proration as described in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal.

Pursuant to the Prospectus/Offer to Exchange dated June 17, 2009

(Not to be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 21, 2009, UNLESS EXTENDED.

The Exchange Agent for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail or Overnight Courier: American Stock Transfer & Trust Company LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company LLC Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

By Facsimile

(for Guarantees of Delivery):

(718) 234-5001

For Facsimile Confirmation Call:

(877) 248-6417 or (718) 921-8317

To tender Endocare Shares, this Notice of Guaranteed Delivery must be delivered to American Stock Transfer & Trust Company (the “Exchange Agent”) at one of its addresses set forth above by the expiration date of the Offer. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission to a facsimile number other than the one listed above will not constitute valid delivery to the Exchange Agent. See the guaranteed delivery procedures described under “The Offer—Guaranteed Delivery” of the Prospectus/Offer to Exchange, dated June 17, 2009 (as may be amended or supplemented from time to time, the “Prospectus”).

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholder’s desiring to tender Endocare Shares (as defined below) pursuant to the Offer (as defined below) if certificates evidencing shares of common stock of Endocare, Inc., a Delaware corporation (“Endocare”), par value $0.001 per share (the “Endocare Shares”), are not immediately available or cannot otherwise be delivered with all other required documents to the Exchange Agent prior to the expiration date of the Offer or if the procedure for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of election and transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to HT Acquisition, Inc., a Delaware corporation (“Offeror”), a newly-formed wholly-owned subsidiary of HealthTronics, Inc., a Georgia corporation (“HealthTronics”), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) receipt of which is hereby acknowledged, the number of Endocare Shares set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer—Guaranteed Delivery.”

Number of Endocare Shares Tendered:

Certificate Numbers (if available):

The undersigned elects to receive the consideration checked below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have tendered with no election. See “The Offer—Elections and Proration—Consequences of Tendering with No Election” in the Prospectus.

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL ENDOCARE SHARES TENDERED, SUBJECT TO PRORATION.

☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF COMMON STOCK OF HEALTHTRONICS FOR ALL ENDOCARE SHARES TENDERED, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

☐	CHECK HERE TO EXCHANGE SOME ENDOCARE SHARES FOR CASH AND THE REMAINDER FOR SHARES OF HEALTHTRONICS COMMON STOCK, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES: (insert number of shares of Endocare Shares to be tendered for cash):*

*	All remaining Endocare Shares will be exchanged for shares of HealthTronics common stock.

PLEASE SIGN AND COMPLETE

Name(s) of Record Holders:

(Please Print)

Signature(s)*:

Title**:

Address:

(Include Zip Code)

Telephone Number(s):

Taxpayer Identification Number or Social Security Number(s):

Date:

☐	Check here if Endocare Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

Account Number:

Date:

*	This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Endocare Shares exactly as their name(s) appear on the certificate for the Endocare Shares or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Endocare Shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees delivery to the Exchange Agent of the Endocare Shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three NASDAQ Global Select Market trading days of the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for Endocare Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)

(Address)

(Area Code and Telephone Number)

(Authorized Signature)

(Name)

(Title)

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF ELECTION AND TRANSMITTAL.